[ADP logo]


                         AUTOMATIC DATA PROCESSING, INC.

                 One ADP Boulevard - Roseland, New Jersey 07068


                  NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS


To the Stockholders:

     PLEASE TAKE NOTICE that the 2005 Annual Meeting of Stockholders of AUTOMATIC DATA PROCESSING, INC. (the "Company") will be held at 10:00 a.m., Tuesday, November 8, 2005 at the Company's corporate headquarters, ONE ADP BOULEVARD, ROSELAND, NEW JERSEY, for the following purposes:

     1.   To elect a Board of Directors (Proposal 1);

     2. To ratify the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, to serve as the Company's independent certified public accountants for the fiscal year that began on July 1, 2005 (Proposal 2); and

     3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof. Only the holders of record of Common Stock at the close of business on September 9, 2005 (the "Record Date") are entitled to vote at the meeting. Each stockholder is entitled to one vote for each share of Common Stock held on the Record Date.

     To gain admission to the Annual Meeting of Stockholders, you will need to show that you are a stockholder of the Company. If your shares are registered in your name and you plan to attend the Annual Meeting of Stockholders, please retain and bring the top portion of the proxy card as your admission ticket. If your shares are in the name of your broker or bank or you received your proxy materials electronically, you will need to bring evidence of your stock ownership, such as your most recent brokerage account statement. All stockholders will be required to show valid picture identification. If you do not have valid picture identification and either an admission ticket or proof that you own Company stock, you will not be admitted to the Annual Meeting of Stockholders. Packages and bags will be inspected and they may have to be checked, among other security measures that may be used for the security of those attending the Annual Meeting of Stockholders. Please arrive early enough to allow yourself adequate time to clear security.

                                             By order of the Board of Directors

                                                       James B. Benson
                                                         Secretary

September 21, 2005
Roseland, New Jersey

     The presence in person and/or the representation by proxy of the holders of record of a majority of the issued and outstanding shares of stock entitled to vote at the meeting is necessary and sufficient to constitute a quorum. Accordingly, if you do not expect to be present at the meeting, you may vote your shares of stock by phone, the Internet or by executing the accompanying proxy and returning it promptly in the enclosed envelope, which requires no postage if mailed in the United States.

[ADP logo]

                                 PROXY STATEMENT
                        ANNUAL MEETING OF STOCKHOLDERS OF

                         AUTOMATIC DATA PROCESSING, INC.
                 One ADP Boulevard - Roseland, New Jersey 07068

                         TO BE HELD ON NOVEMBER 8, 2005

                      SOLICITATION AND REVOCATION OF PROXY

     The accompanying proxy is being solicited by the Board of Directors of the Company for use at the forthcoming Annual Meeting of Stockholders. Each stockholder giving such a proxy has the power to revoke the same at any time before it is voted by so notifying the Secretary of the Company in writing. All expenses in connection with the solicitation will be borne by the Company. This Proxy Statement and the accompanying proxy are being mailed to stockholders on or about September 21, 2005.

     The Company has one class of securities outstanding and entitled to vote at the Annual Meeting of Stockholders, its common stock, par value $.10 per share ("Common Stock"). At the close of business on September 9, 2005, the record date for determining stockholders entitled to notice of and to vote at the meeting, the Company had 577,459,753 issued and outstanding shares of Common Stock (excluding 61,242,916 treasury shares not entitled to vote). Each outstanding share of Common Stock is entitled to one vote with respect to each matter to be voted on at the meeting.

     The representation in person or by proxy of a majority of the issued and outstanding shares of stock entitled to vote at the meeting shall constitute a quorum at the Annual Meeting of Stockholders. Under the Company's Amended and Restated Certificate of Incorporation and By-Laws and under Delaware law, abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. A non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote thereon is required to elect a director, provided that if the number of nominees exceeds the number of directors to be elected (a situation that the Company does not anticipate), the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy. The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote thereon is required to ratify the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as the Company's independent certified public accountants. With respect to the proposal to elect directors, votes may be cast in favor of all nominees, withheld from all nominees or withheld from specifically identified nominees. Votes that are withheld will have the effect of a negative vote, provided that if the number of nominees exceeds the number of directors to be elected, votes that are withheld will be excluded entirely from the vote and will have no effect. With respect to the proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent certified public accountants, votes may be cast in favor of or against the proposal, or a stockholder may abstain from voting on the proposal. Abstentions will have the effect of a negative vote. Under applicable Delaware law, a non-vote will have no effect on the outcome of any of the matters referred to in this Proxy Statement.

     The Company's Board of Directors has adopted a policy whereby stockholders' proxies are received by the Company's independent tabulators and the vote is certified by independent inspectors of election. Proxies and ballots that identify the vote of individual stockholders will be kept confidential from the Company's management and directors, except as necessary to meet legal requirements in cases where stockholders request disclosure or in a contested election.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     Properly executed proxies will be voted as marked, and if not marked, will be voted in favor of the election of the persons named below (each of whom is now a director) as directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. If any nominee does not remain a candidate at the time of the meeting (a situation that management does not anticipate), proxies solicited hereunder will be voted in favor of those nominees who do remain as candidates and may be voted for substitute nominees designated by the Board of Directors.


                                 Served as a
                                  Director
                                Continuously
         Name             Age       Since                                       Principal Occupation
------------------------------------------------------------------------------------------------------------------------------------
Gregory D. Brenneman      43        2001         Chairman and Chief Executive Officer of Burger King Corporation, a privately held company (1)
Leslie A. Brun            53        2003         Founder and Chairman Emeritus of Hamilton Lane, a global private equity/advisor company (2)
Gary C. Butler            58        1996         President and Chief Operating Officer of the Company (3)
Leon G. Cooperman         62        1991         Chairman and Chief Executive Officer of Omega Advisors, Inc., an investment partnership (4)
R. Glenn Hubbard          47        2004         Dean of the Graduate School of Business at Columbia University (5)
John P. Jones             54        2005         Chairman, President and Chief Executive Officer of Air Products and Chemicals,
                                                 Inc.(6)
Ann Dibble Jordan         70        1993         Consultant (7)
Harvey M. Krueger         76        1967         Vice Chairman of Lehman Brothers, investment bankers (8)
Frederic V. Malek         68        1978         Chairman of Thayer Capital Partners, a merchant banking firm (9)
Henry Taub                78        1961         Honorary Chairman of the Board of the Company (10)
Arthur F. Weinbach        62        1989         Chairman of the Board and Chief Executive Officer of the Company (11)



(1) Mr. Brenneman has been Chief Executive Officer of Burger King Corporation since July 2004. He was Chairman and Chief Executive Officer of TurnWorks, Inc. from October 2002 to July 2004 and also from May 2001 to June 2002. He was President and Chief Executive Officer of PwC Consulting from June 2002 to October 2002, and was the President and Chief Operating Officer of Continental Airlines, Inc. from May 1995 to May 2001. Mr. Brenneman is also a director of The Home Depot, Inc. and Burger King Corporation.

(2) Mr. Brun is the founder and Chairman Emeritus of Hamilton Lane. From 1991 until 2005 he was the Chairman of Hamilton Lane. He is also a director of Episcopal Academy and a trustee of the University of Buffalo Foundation.

(3) Mr. Butler became President and Chief Operating Officer of the Company in April 1998. He is also a director of Liberty Mutual Group and CIT Group Inc.

(4) Mr. Cooperman has been Chairman and Chief Executive Officer of Omega Advisors, Inc. since 1991.

(5) Mr. Hubbard was named the Dean of the Graduate School of Business at Columbia University on July 1, 2004 and has been the Russell L. Carson Professor of Finance and Economics in the Department of Economics and Graduate School of Business at Columbia University since 1994. From February 2001 until March 2003 he was Chairman of the U.S. Council of Economic Advisors. He is also a director of Dex Media, Inc., Duke Realty Corporation and KKR Financial Corporation.

(6) Mr. Jones has been Chairman, President and Chief Executive Officer of Air Products and Chemicals, Inc. since 1998.

(7) Ms. Jordan is the former Director, Social Services Department, Chicago Lying-In Hospital, University of Chicago Medical Center, a position she assumed in 1970. She is also a director of Johnson & Johnson Corporation and Citigroup Inc.

(8) Mr. Krueger is Vice Chairman of Lehman Brothers and has been a senior officer of Lehman Brothers and its predecessor companies for more than the past five years. He is also a director of Bernard Chaus, Inc. and Delta Galil Industries Ltd.

(9) Mr. Malek has been Chairman of Thayer Capital Partners since 1992. He is also a director of CB Richard Ellis Services, Inc., Northwest Airlines Corporation and Federal National Mortgage Association.

(10) Mr. Taub has been Honorary Chairman of the Company's Board of Directors since 1986.

(11) Mr. Weinbach became Chairman of the Board and Chief Executive Officer of the Company in April 1998. He is also a director of First Data Corporation and Schering Plough Corp.

Stockholder Approval Required

     At the 2005 Annual Meeting of Stockholders, directors shall be elected by the affirmative vote of the holders of a majority of the shares represented in person or by proxy, provided that if the number of nominees exceeds the number of directors to be elected (a situation that the Company does not anticipate), the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS.

Corporate Governance

     During fiscal year 2005, the Board of Directors held five meetings. All directors attended at least 75%, in the aggregate, of the meetings of the Board of Directors and the committees of which they were members.

     The Board of Directors' categorical standards of director independence are attached as Appendix A to this Proxy Statement. Directors who meet these standards are considered to be "independent." Messrs. Brenneman, Brun, Cooperman, Hubbard, Jones, Malek and Ms. Jordan meet these standards and are, therefore, considered to be independent directors. Messrs. Butler, Krueger, Taub and Weinbach do not meet these standards and are, therefore, not considered to be independent directors. Based on the foregoing categorical standards, all current members of the Audit, Compensation and Nominating/Corporate Governance Committees are independent.

     The table below provides membership and meeting information for each of the committees of the Board of Directors.


                                                                            Nominating/Corporate
                 Name                  Audit           Compensation         Governance                       Executive
----------------------------------------------------------------------------------------------------------------------------
Gregory D. Brenneman                   X(FE)           X(C)                                                  X
Leslie A. Brun                                         X                    X(C)                             X
Gary C. Butler
Leon G. Cooperman                      X(C) (FE)                            X                                X
R. Glenn Hubbard                       X(FE)                                X
John P. Jones                                          X
Ann Dibble Jordan                      X                                    X
Harvey M. Krueger                                                                                            X(C)
Frederic V. Malek                                      X                    X
Henry Taub                                                                                                   X
Arthur F. Weinbach                                                                                           X
Meetings held in fiscal 2005           5               4                    2                                0


(C)  Chairperson of the committee.

(FE) Audit Committee financial expert.

     The Audit Committee acts under a written charter (the "Audit Committee Charter"), which is required to be provided to stockholders every three fiscal years, unless amended earlier. The Audit Committee Charter is attached as Appendix B to this Proxy Statement and may also be viewed online on the Company's website at www.adp.com under "Governance" in the "About ADP" section. The members of the Audit Committee satisfy the independence requirements of the New York Stock Exchange (NYSE) rules currently in effect. The principal functions of the Audit Committee are to:

     (i) assist the Board of Directors in fulfilling its oversight responsibilities with respect to (a) the Company's systems of internal controls regarding finance, accounting, legal compliance and ethical behavior, (b) the Company's auditing, accounting and financial reporting processes generally, (c) the Company's financial statements and other financial information provided by the Company to its stockholders, the public and others, (d) the Company's compliance with legal and regulatory requirements and (e) the performance of the Company's corporate audit department and independent auditors;

     (ii) appoint, compensate and oversee the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing its audit report or related work;

     (iii)review in advance and pre-approve all services to be provided by the independent auditors, as permitted by applicable rules and regulations and the Auditor Independence Policy (which is discussed in further detail below under "Independent Registered Public Accounting Firms' Fees"), and in connection therewith to approve all fees and other terms of engagement;

     (iv) review and approve disclosures required to be included in the Securities and Exchange Commission (the "SEC") periodic reports filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

     (v) review the performance of the internal auditors and the independent auditors on at least an annual basis.

     The Compensation Committee acts under a written charter, which may be viewed online on the Company's website at www.adp.com under "Governance" in the "About ADP" section. The principal function of the Compensation Committee is to assist the Board of Directors in discharging its responsibilities in respect of compensation of the Company's executive officers by:

     (i) evaluating the Chief Executive Officer's performance and setting the Chief Executive Officer's compensation based on such evaluation; and

     (ii) developing guidelines and reviewing the compensation and performance of officers of the Company and other Company associates.

     The Compensation Committee also develops plans for managerial succession.

     The Nominating/Corporate Governance Committee acts under a written charter, which may be viewed online on the Company's website at www.adp.com under "Governance" in the "About ADP" section. The members of the Nominating/Corporate Governance Committee satisfy the independence requirements of the NYSE rules currently in effect. The principal functions of the Nominating/Corporate Governance Committee are to:

     (i) develop policies on the size and composition of the Board of Directors;

     (ii) identify individuals qualified to become members of the Board of Directors and review candidates for Board membership;

     (iii)recommend a slate of nominees to the Board of Directors annually;

     (iv) ensure that the Audit, Compensation and Nominating/Corporate Governance Committees of the Board of Directors have the benefit of qualified and experienced independent directors;

     (v) review and reassess the adequacy of the Board of Directors' corporate governance principles (which principles may be viewed online on the Company's website at www.adp.com under "Governance" in the "About ADP" section) and recommend changes to such principles as appropriate; and

     (vi) advise the full Board of Directors on corporate governance matters.

     When the Board of Directors decides to recruit a new member it seeks strong candidates who, ideally, meet all of its categorical standards of director independence, and who are, preferably, senior executives of large companies who have significant technology, international or marketing backgrounds directly related to the Company's technologies, markets and/or clients. The Board of Directors will consider any such strong candidate provided he or she possesses the following personal characteristics: (i) business community respect for his or her integrity, ethics, principles, insights and analytical ability; and (ii) ability and initiative to frame insightful questions, speak out and challenge questionable assumptions and disagree without being disagreeable. If the Committee does not believe that a candidate possesses the above personal characteristics, that candidate will not be considered. The Committee will also consider director candidates recommended by the stockholders. Stockholders who wish the Nominating/Corporate Governance Committee to consider their recommendations for nominees for the position of director should submit their recommendations in writing to the Nominating/Corporate Governance Committee in care of the Secretary of the Company at the Company's principal executive offices. Candidates recommended by the stockholders will be considered using the same process and evaluation criteria as set forth above for proposed new members recruited by the Board of Directors.

     The Executive Committee acts under a written charter, which may be viewed online on the Company's website at www.adp.com under "Governance" in the "About ADP" section. The function of the Executive Committee is to act in the absence of the Board of Directors.

     During fiscal year 2005, all non-employee directors except for Mr. Jones were paid an annual retainer of $55,000, which was paid in the form of restricted stock units of Common Stock pursuant to the Company's 2003 Director Stock Plan, plus $2,000 in cash for each Board of Directors meeting attended. Mr. Jones, who became a member of the Board of Directors in January of 2005, was paid an annual retainer of $33,000, reflecting a pro ration of the standard annual retainer for members of the Board of Directors. In addition, non-employee directors were paid $1,500 in cash for each committee meeting attended. Further, the chairperson of the Audit Committee was paid an additional annual retainer of $10,000 in cash and the chairperson of each of the Executive Committee, Compensation Committee and Nominating/Corporate Governance Committee was paid an additional annual retainer of $5,000 in cash.

     During fiscal year 2005, the non-employee directors were entitled to participate in the 2000 Stock Option Plan (the "2000 Stock Option Plan"). Under the 2000 Stock Option Plan, upon initial election to the Board of Directors, a non-employee director will receive a grant of options to purchase 5,000 shares of Common Stock. Thereafter, a non-employee director will receive an annual grant of options to purchase 5,000 shares of Common Stock. All options are granted at the fair market value of the Common Stock, determined on the basis of the closing price of the Common Stock in consolidated trading on the date of grant, as reported in The Wall Street Journal. All options granted under the 2000 Stock Option Plan have a term of ten years. In fiscal year 2005, options to purchase 5,000 shares of Common Stock were granted to each non-employee director (other than Mr. Jones) at an exercise price of $44.875 per share under the 2000 Stock Option Plan. At the time he was appointed to the Board of Directors, Mr. Jones received options to purchase 5,000 shares of Common Stock at an exercise price of $43.24 per share under the 2000 Stock Option Plan. Twenty percent of the options granted under the 2000 Stock Option Plan become exercisable on the first anniversary of the date such options were granted, and twenty percent become exercisable on each successive anniversary date thereafter until all such options become exercisable, provided that options become exercisable only if the director is then still serving in such capacity, unless certain specified events occur, such as the death or disability of a director, in which case the options shall immediately vest and become fully exercisable.

     Any person who became a non-employee director after August 13, 1997 will not be eligible to receive a pension from the Company. A non-employee director (who was a director on August 13, 1997) who retires after 20 years of service in such capacity and having attained the age of 70 will receive a pension of $25,000 per year for the remainder of his or her life. If such non-employee director retires after having attained the age of 65 with 15 years of service, he or she will receive a pension of $12,500 per year.

     The mandatory retirement age for directors is 72, except as noted below. The Board of Directors may, upon the recommendation of the Nominating/Corporate Governance Committee made annually, waive the mandatory retirement age requirement for any director, except persons who first became directors after May 14, 2002. The Board of Directors waived the mandatory retirement age requirement for Messrs. Krueger and Taub based on their respective contributions to and involvement in the Board of Directors so that they may be nominated at this Annual Meeting of Stockholders to serve as directors for the upcoming year. The then oldest member of the Board of Directors shall automatically retire at the Company's 2006 Annual Meeting of Stockholders. This "then oldest director" automatic retirement process shall continue until there are no directors over the age of 72, provided that if a director who is not the oldest board member decides to retire or resign from the Board of Directors during any year, then in order to ensure overall board continuity, the "then oldest director" automatic retirement policy will be suspended for that year only. Thereafter, all directors will automatically retire from the Board of Directors at the Company's Annual Meeting of Stockholders following the date he or she turns 72. This "then oldest director" automatic retirement procedure portion of the Board of Directors' retirement policy does not apply to Henry Taub, the Company's founder. Management directors who are no longer officers of the Company are required to resign from the Board of Directors. However, the Company's Chief Executive Officer may, provided the Board of Directors approves, continue to serve as a director following the date he or she ceases to be the Company's Chief Executive Officer until the next annual meeting of stockholders and, if re-elected at such meeting, for an additional one year thereafter.

     Executive sessions of the non-management directors are held during each Board of Directors and committee meeting. The Company has adopted a procedure by which the presiding director at such executive sessions of the

Board of Directors shall change each meeting and shall rotate, consecutively, among the independent chairpersons of the Audit, Compensation and Nominating/ Corporate Governance Committees.

Security Ownership of Certain Beneficial Owners and Management

     The following table contains information as of August 31, 2005 with respect to the beneficial ownership of Common Stock by (i) each director and nominee for director of the Company, (ii) each of the named executive officers of the Company named in the Summary Compensation Table, (iii) all directors and executive officers of the Company as a group (including the named individuals) and (iv) all stockholders known to the Company to be the beneficial owners of more than 5% of the outstanding shares of Common Stock. Unless otherwise noted in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of Common Stock shown as beneficially owned. The address of each person named is P.O. Box 34, Roseland, New Jersey, 07068, unless otherwise noted.


                                                                          Shares of Common Stock
Name                                                                      Beneficially Owned (1)              Percent
--------------------------------------------------------------------------------------------------------------------------
Gregory D. Brenneman                                                                       21,627                     *
Leslie A. Brun                                                                             18,627                     *
Gary C. Butler                                                                          1,160,548                     *
Leon G. Cooperman (2)                                                                      85,110                     *
Richard J. Daly                                                                           348,628                     *
John Hogan                                                                                433,638                     *
R. Glenn Hubbard                                                                            6,658                     *
John P. Jones                                                                                 763                     *
Ann Dibble Jordan                                                                          32,027                     *
Harvey M. Krueger                                                                         108,307                     *
Frederic V. Malek (3)                                                                      30,627                     *
S. Michael Martone                                                                        302,429                     *
Henry Taub (4)                                                                          5,563,317                     *
Arthur F. Weinbach (5)                                                                  1,631,725                     *
Capital Research and Management Company (6)                                            39,323,400                6.8097%
Directors and executive officers as a group (25 persons,
including those directors and executive                                                11,913,849                2.0631%
officers named above) (7)


* Indicates less than one percent.

(1) Includes shares that may be acquired upon the exercise of options granted by the Company that are exercisable on or prior to October 30, 2005. The shares beneficially owned include: (i) the following shares subject to such options granted to the directors and executive officers indicated: 19,000 (Mr. Brenneman), 14,000 (Mr. Brun), 739,899 (Mr. Butler), 2,700 (Mr.
     Cooperman),  253,164 (Mr. Daly),  385,364 (Mr. Hogan), 5,000 (Mr. Hubbard),
     29,000 (Ms. Jordan), 20,000 (Mr. Krueger), 20,000 (Mr. Malek), 172,834 (Mr.
     Martone) and 995,123 (Mr. Weinbach); and (ii) 3,724,859 shares subject to such options granted to the directors and executive officers as a group.

(2) Includes 30,483 shares, representing the gain resulting from the exercise of an option to purchase 38,000 shares of Common Stock on October 15, 2001. Mr. Cooperman has elected to defer receipt of the shares representing such gain.

(3) Excludes an aggregate of 3,200 shares of Common Stock that are owned outright by members of Mr. Malek's immediate family or by charitable trusts of which members of Mr. Malek's immediate family were potential beneficiaries. Mr. Malek disclaims beneficial ownership of such shares.

(4) Excludes an aggregate of 313,665 shares of Common Stock that are owned outright by members of Mr. Taub's immediate family or by charitable trusts of which members of Mr. Taub's immediate family were potential beneficiaries. Mr. Taub disclaims beneficial ownership of such shares.

(5) Includes 78,616 shares, representing (i) a gain of 42,877 shares resulting from the exercise of an option to purchase 50,000 shares of Common Stock on August 19, 1999 and (ii) a gain of 35,739 shares resulting from the exercise of an option to purchase 40,000 shares of Common Stock on October 6, 2000. In each case, Mr. Weinbach has elected to defer receipt of the shares representing such gain.

(6) On February 11, 2005, Capital Research and Management Company, located at 333 South Hope Street, Los Angeles, California 90071, filed a statement on
     Schedule 13G with the Securities and Exchange Commission to report that Capital Research and Management Company beneficially owns more than 5% of the outstanding shares of Common Stock.

(7) Excludes an aggregate of 2,632 shares of Common Stock owned by members of the immediate families of non-director officers of the Company. The non-director officers of the Company disclaim beneficial ownership of such shares.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following sections of this Proxy Statement cover the components of the total compensation of the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company. These sections include: (i) a series of tables covering annual and long-term compensation; (ii) a pension plan table summarizing the annual benefits payable under the Company's defined benefit retirement plans; and (iii) a report by the Compensation
Committee of the Board of Directors describing the Company's compensation policies for fiscal year 2005 for its executive officers and the rationale upon which its Chief Executive Officer's compensation for fiscal year 2005 was based. Also included is a performance graph comparing the Company's total stockholder return to the S&P 500 and a Peer Group Index over a five year period.

Summary Compensation Table

     The following table summarizes the compensation of the Company's Chief Executive Officer and the four other most highly compensated executive officers for services in all capacities to the Company for the three years ended June 30, 2005.

                                                 Annual
                                              Compensation                   Long-Term Compensation
                                 ----------------------------------------    ------------------------------

                                                                                               Number of
                                                                                                Securities
                     Year                           Other                    Restricted        Underlying
      Name and      Ended                          Annual                       Stock             Options       All other
Principal Position  June 30      Salary($)     Compensation($)  Bonus($)       Awards             Granted   Compensation
---------------------------------------------------------------------------------------------------------------------------
                                                     (1)                       (2)                 (3)           (4)

Arthur F. Weinbach  2005         $816,250         $ 15,595     $990,000     $1,417,149           170,000      $ 7,541
Chairman and Chief  2004         $784,750         $ 11,694     $840,000     $1,940,748           340,000      $ 5,916
Executive Officer   2003         $759,438         $     --     $167,500     $  844,240           184,998      $20,664

Gary C. Butler      2005         $690,755         $ 11,695     $737,000     $2,329,560            90,000      $ 7,541
President and Chief 2004         $663,776         $ 15,334     $650,000     $  748,992           200,000      $ 5,916
Operating Officer   2003         $641,882         $     --     $120,000     $1,425,520           109,899      $ 6,312

S. Michael Martone  2005         $508,668         $211,010     $370,100     $1,496,160            33,500      $ 7,419
Group President     2004         $398,231         $ 14,189     $275,790     $  351,090            50,000      $ 8,410
                    2003         $375,754         $     --     $113,145     $  622,800            30,459      $ 6,082

Richard J. Daly     2005         $428,751         $  9,049     $242,600     $       --            20,000      $ 7,446
Group President     2004         $413,450         $  7,641     $280,400     $1,106,904            50,000      $ 6,324
                    2003         $403,004         $     --     $ 62,677     $       --            30,039      $ 6,165

John Hogan          2005         $428,751         $ 10,250     $235,400     $       --            20,000      $ 7,541
Group President     2004         $413,450         $ 10,250     $269,100     $1,106,904            50,000      $ 5,916
                    2003         $403,004         $     --     $ 60,993     $       --            30,039      $ 6,115


(1) For the year ended June 30, 2005, other annual compensation consists of (i) a Company car allowance in the following amounts: Mr. Weinbach, $8,938, Mr. Butler, $9,195, Mr. Martone, $8,507, Mr. Daly, $6,049 and Mr. Hogan, $10,250; (ii) the amount paid by the Company on behalf of executives' spouses that accompanied such executives on business travel in the following amounts: Mr. Weinbach, $4,900, Mr. Butler, $2,000, and Mr. Daly, $2,500; and associated tax payments related thereto, in the following amounts: Mr. Weinbach, $1,757, Mr. Butler, $500 and Mr. Daly, $500; (iii) relocation expenses for Mr. Martone of $20,547 and associated tax payments related thereto of $12,206; and (iv) personal use of an aircraft leased by the Company in the following amounts: Mr. Martone, $169,750. The personal use of Company-leased aircraft benefit is valued at the actual cost to the Company of providing the benefit to the executive. Actual cost is equal to the cost paid by the Company for use of the aircraft of $157,048, plus additional amounts paid to the named executive officer to compensate the executive for the taxable income reportable by such executive for such use of $12,702.

(2) The dollar values shown in the Restricted Stock Awards column are based on the closing market price of the Common Stock on the date the restricted shares were granted. Restricted shares may not be transferred or pledged, but such Company-imposed restrictions lapse with the passage of time (generally over periods of up to six years) and continued employment with the Company.

     As of June 30, 2005, the aggregate number of shares of restricted stock held by a named executive officer and the aggregate fair market value of such shares (calculated by multiplying the aggregate number of shares held by such named executive officer by the difference between $41.97, the closing price of the Common Stock on June 30, 2005, and $.10, the consideration paid per share of restricted stock) was: Mr. Weinbach, 65,700 shares ($2,750,859); Mr. Butler, 81,000 shares ($3,391,470); Mr. Martone,
     24,000 shares ($1,004,880);  Mr. Daly, 24,000 shares ($1,004,880);  and Mr.
     Hogan, 24,000 shares ($1,004,880).

     The restricted stock awards to the named executive officers reported in the table that vest, in whole or in part, in under three years from the date of grant, together with their vesting schedule, are as follows:

     (i) Mr. Weinbach received a grant of 32,850 shares of restricted stock in fiscal year 2005, all of which will vest in fiscal year 2007. Mr. Weinbach received a grant of 49,750 shares of restricted stock in fiscal year 2004, 8,450 of which vested in fiscal year 2004, 8,450 of which vested in fiscal year 2005 and 32,850 of which will vest in fiscal year 2006. Mr. Weinbach received a grant of 24,400 shares of restricted stock in fiscal year 2003, all of which vested in fiscal year 2005.

     (ii) Mr. Butler received a grant of 54,000 shares of restricted stock in fiscal year 2005, 27,000 of which will vest in fiscal year 2007 and 27,000 of which will vest in fiscal year 2008. Mr. Butler received a grant of 19,200 shares of restricted stock in fiscal year 2004, 6,400 of which vested in fiscal year 2004, 6,400 of which vested in fiscal year 2005 and 6,400 of which will vest in fiscal year 2006. Mr. Butler received a grant of 41,200 shares of restricted stock in fiscal year 2003, 20,600 of which vested in fiscal year 2005 and 20,600 of which will vest in fiscal year 2006.

     (iii)Mr. Martone received a grant of 36,000 shares of restricted stock in fiscal year 2005, 8,000 of which vested in fiscal year 2005, 8,000 of which will vest in fiscal year 2006 and 20,000 of which will vest in fiscal year 2007. Mr. Martone received a grant of 9,000 shares of restricted stock in fiscal year 2004, 3,000 of which vested in fiscal year 2004, 3,000 vested in fiscal year 2005 and 3,000 of which will vest in fiscal year 2006. Mr. Martone received a grant of 18,000 shares of restricted stock in fiscal year 2003, 9,000 of which vested in fiscal year 2005 and 9,000 of which will vest in fiscal year 2006.

     (iv) Mr. Daly received a grant of 26,400 shares of restricted stock in fiscal year 2004, 1,200 of which vested in fiscal year 2004, 1,200 of which vested in fiscal year 2005, and 12,000 of which will vest in each of fiscal year 2006 and 2007.

     (v) Mr. Hogan received a grant of 26,400 shares of restricted stock in fiscal year 2004, 1,200 of which vested in fiscal year 2004, 1,200 of which vested in fiscal year 2005, and 12,000 of which will vest in each of fiscal year 2006 and 2007.

     Dividends are paid on restricted stock at the same rate as other outstanding shares of Common Stock. In the event of a termination of their employment following a change in control of the Company, the unvested portion of the restricted stock of Messrs. Weinbach and Butler will be subject to accelerated vesting as further described in this Proxy Statement under the heading "Employment Agreements." In the event of a termination of their employment following a change in control of the Company, the unvested portion of the restricted stock of Messrs. Martone, Daly and Hogan will be subject to accelerated vesting as further described in this Proxy Statement under the heading "Change in Control Severance Plan for Corporate Officers."

(3)  The Company does not award Stock Appreciation Rights (SARs).

(4) For the year ended June 30, 2005, all other compensation consists of (i) Company matching contributions to the Company's Retirement and Savings Plan (401(k)) in the following amounts: Mr. Weinbach, $5,916, Mr. Butler, $5,916, Mr. Martone, $5,916, Mr. Daly, $5,916 and Mr. Hogan, $5,916 and
     (ii) an extraordinary one-time bonus paid to all associates of the Company, in the following amounts: Mr. Weinbach, $1,625, Mr. Butler, $1,625, Mr. Martone, $1,503, Mr. Daly, $1,530 and Mr. Hogan, $1,625.

Stock Option Plans

     The Company has in effect a 1990 Key Employees' Stock Option Plan (the "1990 Stock Option Plan") and a 2000 Stock Option Plan. The 1990 Stock Option Plan and the 2000 Stock Option Plan collectively are referred to as the "Option Plans." Officers and key employees are eligible to participate in the Option Plans, which permit the issuance, in addition to non-qualified options, of "incentive stock options" ("ISOs") within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Company has ceased granting options under the 1990 Stock Option Plan, but outstanding options under the 1990 Stock Option Plan remain valid. In the event of a termination of their employment following a change in control of the Company, the unvested portion of the stock options of Messrs. Weinbach and Butler will be subject to accelerated vesting as further described in this Proxy Statement under the heading "Employment Agreements." In the event of a termination of their employment following a change in control of the Company, the unvested portion of the stock options of Messrs. Martone, Daly and Hogan will be subject to accelerated vesting as further described in this Proxy Statement under the heading "Change in Control Severance Plan for Corporate Officers."

     The Option Plans are administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the authority to determine the employees to whom options will be granted and, subject to the Option Plans, the terms and amount of options granted.

     ISOs and non-qualified options expire no more than ten years from their date of grant, with an exercise price no less than 100% of the fair market value on the date of grant. The Board of Directors has resolved that, once granted, no ISO or non-qualified option may be repriced.

     An optionee has no rights as a stockholder with respect to any shares covered by his or her options until the date of issuance of a stock certificate to him or her for such shares. During the life of the optionee, the option is exercisable only by him or her. Except as otherwise provided in the applicable award agreement or as described herein, no option is exercisable more than 60 days after termination of employment. Notwithstanding the foregoing, if termination is due to the total and permanent disability of the optionee, vested options remain exercisable for 12 months after termination (unless such person dies during such 12-month period, in which case the period applicable in case of death applies) or, if termination is due to the death of an optionee, vested options remain exercisable until the earlier of six months after the appointment and qualification of an executor or administrator of the deceased optionee's estate or 12 months after the death of the optionee. In addition, if the optionee is at least 55 years of age at the time of retirement and has at least 10 years of service with the Company, then vested options will remain exercisable for a period of 36 months from the date of such person's retirement (unless such person dies during such 36-month period, in which case other periods apply), or, if such retiree has five (but less than 10) years of service with the Company, then vested options will remain exercisable for a period of 12 months from the date of such person's retirement (unless such person dies during such 12-month period, in which case other periods apply).

     The following table sets forth certain information concerning stock option grants to the named executive officers during the fiscal year ended June 30, 2005.


                                                   Option Grants in Last Fiscal Year
                              ----------------------------------------------------------------------------

                                  Number of          Percent of Total
                                  Securities             Options
                                  Underlying             Granted
                                   Options             to Employees           Price         Expiration       Grant Date
      Name                       Granted (1)          in Fiscal Year        ($/Share)          Date           Value (2)
----------------------------------------------------------------------------------------------------------------------------
Arthur F. Weinbach                 170,000                 1.95%             $39.0300        8/11/2014       $1,935,717
Gary C. Butler                      90,000                 1.03%             $39.0300        8/11/2014       $1,024,791
S. Michael Martone                  33,500                 0.39%             $39.0300        8/11/2014         $381,450
Richard J. Daly                     20,000                 0.23%             $43.2400        1/27/2015         $190,869
John Hogan                          20,000                 0.23%             $43.2400        1/27/2015         $190,869


(1) 333,500 options were granted pursuant to the 2000 Stock Option Plan. The options were granted at an exercise price equal to the fair market value of the Common Stock on the date of grant. The options were granted for terms of ten years, and vest during periods of up to six years subsequent to the date of grant.

(2) During fiscal year 2005 the Company reviewed and refined the assumptions utilized in determining its total stock compensation expense and changed the fair value option-pricing model from the Black-Scholes model to a binomial model for all options granted after January 1, 2005. The reason for this change and its effect on the Company's consolidated financial statements are described in Note 1R to the Company's Consolidated Financial Statements included in the Company's 2005 Annual Report. Accordingly, the grant date values for the grants to Messrs. Weinbach, Butler and Martone were calculated on the basis of the Black-Scholes option pricing model, using the following assumptions: (i) options were assumed to be exercised
     6.5 years after the date of grant, based on historical experience; (ii) a risk-free interest rate of 3.97%; (iii) stock price volatility of 29.09%; and (iv) a dividend yield of 1.15%. The grant date values for the grants to Messrs. Daly and Hogan were calculated on the basis of the binomial option pricing model, using the following assumptions: (i) options were assumed to be exercised 5.5 years after the date of grant, based on historical experience; (ii) a risk-free rate of 2.05% to 4.22%; (iii) stock price volatility of 26.17%; and (iv) a dividend yield of 1.35%. An annual discount factor of 3% was applied to the calculated value for all option grants to reflect the risk of forfeiture during the option term. The actual value of the options will depend on the market value of the Common Stock on the dates the options are exercised. No realization of value from the options is possible without an increase in the price of the Common Stock from the date of grant, which increase would benefit all stockholders commensurately.

                           Aggregated Option Exercises
                       For Fiscal Year Ended June 30, 2005
                      And Option Values As Of June 30, 2005

     The  following  table  sets forth  certain  information  concerning  option
exercises  during  fiscal  year  2005  by  the  named  executive   officers  and
unexercised options held by such officers at the end of fiscal year 2005.

                                                                   Number of Securities           Value of Unexercised
                                                                  Underlying Unexercised          In-the-Money Options
                                                                    Options at 6/30/05                 at 6/30/05
                                                              --------------------------------------------------------------

                          Shares Acquired
                            On Exercise      Value Realized
Name                            (#)                ($)         Exercisable   Unexercisable    Exercisable   Unexercisable
----------------------------------------------------------------------------------------------------------------------------
Arthur F. Weinbach            160,000          $4,746,376        797,123       990,000        $9,850,906      $2,794,600
Gary C. Butler                      0          $        0        585,899       512,000        $4,251,668      $2,017,050
S. Michael Martone                  0          $        0        163,834       143,500        $  834,119      $  463,725
Richard J. Daly                60,000          $1,486,989        274,164       166,000        $3,501,709      $  294,785
John Hogan                     32,000          $  917,600        351,364       166,000        $5,660,686      $  294,785


Equity Compensation Plan Information

     The following table sets forth information as of June 30, 2005 regarding compensation plans under which the Company's equity securities are authorized for issuance:

                                                                                                    Number of securities
                                                           Number of securities                    remaining available for
                                                            to be issued upon    Weighted average   future issuance under
                                                               exercise of       exercise price of   equity compensation
                                                               outstanding          outstanding       plans (excluding
                                                            options, warrants    options, warrants  securities reflected
Plan category                                                   and rights          and rights         in Column (a))
----------------------------------------------------------------------------------------------------------------------------

                                                                   (a)                  (b)                  (c)
                                                          -----------------------------------------------------------------
Equity compensation plans approved by security holders         70,395,047             $42.23           23,959,032(1)
Equity compensation plans not approved by security                283,500             $38.81            4,011,849(3),(4),(5)
holders (2)
                                                          -----------------------------------------------------------------
  Total                                                        70,678,547             $42.22           27,970,881
                                                          =================================================================

(1) Includes 5,776,032 shares of Common Stock remaining available for future issuance under the Company's Employees' Savings-Stock Purchase Plan, which shares and weighted average exercise prices are not reflected in Columns
     (a) and (b) of this table.

(2) Represents (i) the 1989 Non-Employee Director Stock Option Plan (the "1989 Directors' Option Plan"), (ii) the Key Employees' Restricted Stock Plan, and (iii) the French Employees' Saving-Stock Option Plan (the "French Plan"), none of which have been approved by the Company's stockholders. The material terms of the Key Employees' Restricted Stock Plan are described in
     Note 12 to the Company's Consolidated Financial Statements included in the Company's 2005 Annual Report and the material terms of the French Employees' Saving-Stock Option Plan are described in footnote (5) below. Prior to 2004, the non-employee directors of the Company were entitled to participate in the 1989 Directors' Option Plan pursuant to which options to purchase 12,500 shares of Common Stock were automatically granted to persons who become non-employee directors. In addition, each non-employee director was granted an additional option to purchase 12,500 shares on the first business day after each fifth anniversary of the date of the initial grant to each such non-employee director, provided that he or she was then still serving in such capacity. All options granted under the 1989 Directors' Option Plan were granted at the fair market value of the Common Stock, determined on the basis of the closing price of the Common Stock in consolidated trading on the date of grant, as reported in The Wall Street Journal. Twenty percent of the options granted under the 1989 Directors' Option Plan became exercisable on each anniversary of the date such options were granted until all such options were exercisable, provided that options became exercisable only if the director was then still serving in such capacity, unless certain specified events occurred such as the death, disability or retirement of a director, in which case the options immediately vested and became fully exercisable. All options granted under the 1989 Directors' Option Plan have a term of ten years.

(3) Following stockholder approval of the amendment to the 2000 Stock Option Plan at the Company's 2003 Annual Meeting of Stockholders, the 1989 Directors' Option Plan was amended to prohibit any future stock option grants thereunder.

(4) Includes 2,942,434 shares of Common Stock reserved for issuance pursuant to the Key Employees' Restricted Stock Plan.

(5) Includes 1,069,415 shares of Common Stock reserved for issuance pursuant to the French Plan. The French Plan is similar to the Company's Employees' Savings-Stock Purchase Plan; French tax law prevents employees based in France from participating in the Company's Employees' Savings-Stock Purchase Plan. In January 1996, the Board of Directors adopted the French Plan. Employees of the Company based in France are entitled to purchase shares of Common Stock (such rights referred to as "Stock Options") under the French Plan under annual offerings that commence on January 1 of each calendar year and close on

     December 31 of the following calendar year (each, an "Offering"). In October 2002, the French Employees' Saving-Stock Option Plan Committee (appointed by the Board of Directors) (the "French Stock Option Committee") amended the French Plan to extend the offering period from 24 months to 48 months for the Offering commencing on January 1, 2003 and each Offering commenced thereafter. Each eligible employee is granted Stock Options in each Offering that would generally entitle such employee to purchase a whole number of shares of Common Stock equivalent in value to 10% of his or her base salary, based upon a price per share (in U.S. dollars) determined in advance of such Offering by the French Stock Option Committee, subject to adjustment for currency rate changes over the term of the Offering. Participating employees pay for the exercise of the Stock Options through monthly payroll deductions taken during the two-year period or four-year period, as the case may be, of each Offering, and have the opportunity upon the close of the Offering to exercise their Stock Options (or any portion thereof) and purchase the associated number of shares of Common Stock. To the extent a participating employee elects to purchase fewer shares of Common Stock than would be available under his or her full allotment of Stock Options, such employee would receive the cash remaining from the aggregate payroll deductions after taking into account his or her purchase of shares of Common Stock.

Defined Benefit Plans

     The Company sponsors a tax-qualified defined benefit cash balance pension plan, the Automatic Data Processing, Inc. Pension Retirement Plan (the "Pension Plan"). Under the Pension Plan, the company credits participants' notional accounts with annual contributions, which are determined based upon base salary and years of service. The contributions range from 2.1% to 10% of base salary and the accounts earn interest based upon the 10-year Treasury constant maturity rates.

     The Company also sponsors the Supplemental Officers' Retirement Plan (the "Supplemental Retirement Plan"). The following table shows the estimated annual retirement benefits payable under the Pension Plan and the Supplemental Retirement Plan to persons in specified average compensation and credited service classifications, assuming retirement at age 65.

                                                           Years of Credited Service at Retirement
                                   -----------------------------------------------------------------------------------------

              Final
          5-Year Average
           Compensation                   10                15                20                25                30
----------------------------------------------------------------------------------------------------------------------------
             $500,000                    83,000           129,000           153,000           172,000          201,000
              750,000                   121,000           185,000           216,000           235,000          264,000
            1,000,000                   158,000           241,000           278,000           297,000          326,000
            1,500,000                   233,000           354,000           403,000           422,000          451,000
            2,000,000                   308,000           466,000           528,000           547,000          576,000
            2,500,000                   383,000           579,000           653,000           672,000          701,000
            3,000,000                   458,000           691,000           778,000           797,000          826,000


     Compensation covered by the Pension Plan is limited to January 1 base salary up to the current compensation limit in effect for the plan year. Compensation covered under the Supplemental Retirement Plan includes base salary and bonus amounts (paid or deferred) and compensation from restricted stock vesting during the year. Benefits under the Supplemental Retirement Plan are subject to reduction for social security, Pension Plan and 401(k) benefits under certain circumstances.

     Messrs. Weinbach, Butler, Martone, Daly and Hogan have 24, 29, 17, 15 and 11 years of credited service, respectively, under the Pension Plan and 16, 16, 10, 11 and 10 years of credited service, respectively, under the Supplemental Retirement Plan. In addition, unless his employment is terminated for cause, Mr. Weinbach will receive the maximum benefits available under the Supplemental Retirement Plan, and his benefit will not be reduced for retirement prior to age 65 as long as the Compensation Committee deems his retirement prior to age 65 is in the Company's best interest. The figures shown on the table above are for a straight-life annuity commencing at age 65. Reduced benefits are available at earlier ages and in other forms of benefits.

Change in Control Severance Plan for Corporate Officers

     To aid the Company in retaining its officers, the Company has in effect the Automatic Data Processing, Inc. Change in Control Severance Plan for Corporate Officers (the "CIC Plan"), which provides for the payment of specified benefits to officers selected by the Board of Directors if their employment terminates after a "change in control" (as defined below) of the Company. All corporate officers of the Company ("Participants") participate in the CIC Plan. As of August 31, 2005, there were 28 Participants in the CIC Plan.

     The CIC Plan provides that Participants who are terminated by the Company without "cause" (as defined in the CIC Plan) or by the Participant for "good reason" (as defined in the CIC Plan) (a "Qualifying Termination") during the two-year period following the occurrence of a change in control will receive a payment equal to 150% of such Participant's "current total annual compensation." Participants who have a Qualifying Termination during the third year following the occurrence of a change in control will receive a payment equal to 100% of such Participant's current total annual compensation. A Participant's "current total annual compensation" equals his or her highest rate of annual salary during the calendar year in which his or her employment terminates or the year immediately prior to the year of such termination plus his or her average annual bonus compensation earned in respect of the two most recent calendar years immediately preceding the calendar year in which his or her employment terminates.

     In addition to the payments described in the preceding paragraph, options to purchase Company stock held by Participants who have a Qualifying Termination during the two-year period following the occurrence of a change in control will become fully vested and exercisable. Options to purchase Company stock held by Participants who have a Qualifying Termination during the third year following the occurrence of a change in control will become fully vested and exercisable to the extent that such options would have otherwise vested within one year after the Qualifying Termination.

     Likewise, restricted shares of Company stock ("Restricted Shares") held by Participants who have a Qualifying Termination during the two-year period following the occurrence of a change in control will become fully vested as to those Restricted Shares for which vesting restrictions would otherwise have lapsed within two years after the Qualifying Termination. Restricted Shares held by Participants who have a Qualifying Termination during the third year following the occurrence of a change in control will become fully vested to the extent that vesting restrictions would have lapsed within one year after the Qualifying Termination.

     Generally, the CIC Plan supersedes any other change in control severance plans, policies and practices of the Company with respect to the Participants. Messrs. Weinbach and Butler are entitled to receive the greater of the benefits and payments and more favorable conditions provided under their employment agreements and the CIC Plan on an item-by-item basis.

     A "change in control" as defined in the CIC Plan will have occurred if (i) any "Person" (as defined in Section 3(a)(9) of the Exchange Act), excluding the Company, any subsidiary of the Company, or any employee benefit plan sponsored or maintained by the Company (including any trustee of any such plan acting in its capacity as trustee), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 35% or more of the total combined voting power of the Company's then outstanding securities; (ii) there occurs a merger, consolidation or other business combination of the Company (a "Transaction"), other than a Transaction immediately following which the stockholders of the Company immediately prior to the Transaction continue to be the beneficial owners of securities of the resulting entity representing more than 65% of the voting power in the resulting entity, in substantially the same proportions as their ownership of Company voting securities immediately prior to the Transaction; or (iii) there occurs the sale of all or substantially all of the Company's assets, other than a sale immediately following which the stockholders of the Company immediately prior to the sale are the beneficial owners of securities of the purchasing entity representing more than 65% of the voting power in the purchasing entity, in substantially the same proportions as their ownership of Company voting securities immediately prior to the Transaction. If instructed by a Participant, the Company will reduce payments under the CIC Plan to avoid the application of excise taxes pursuant to section 4999 of the Code.

Employment Agreements

     Mr. Weinbach entered into an employment agreement with the Company as of April 28, 2005. The agreement provides for successive one-year terms unless terminated by the Company or Mr. Weinbach at least six months prior to the end of the applicable one-year term. Mr. Weinbach's annual base salary is to be no less than $850,000, and his annual target bonus is to be no less than $750,000. The actual bonus paid to Mr. Weinbach is based upon his accomplishment of pre-established business performance goals established by the Compensation Committee of the Board of Directors. The agreement provides that Mr. Weinbach is to be granted performance-based restricted stock awards for a number of shares so that restrictions may lapse in each fiscal year of the Company on shares with a market value on the date of the award of at least $1,000,000. The agreement also provides that Mr. Weinbach will at all times own sufficient shares of restricted stock such that restrictions may lapse during each of the following two fiscal years on a number of shares having a market value on the date of their award of at least $1,000,000. In the event of Mr. Weinbach's retirement, he will continue to own his restricted stock, and the restrictions on such stock will continue to lapse in the same manner as would have occurred had he continued to be an employee of the Company. The agreement further provides that Mr. Weinbach is to be granted, on an annual basis, a minimum of 170,000 options to purchase shares of Common Stock, which options shall vest on the schedule determined by the Compensation Committee of the Board of Directors, and that all options to purchase Common Stock not yet vested at the time of Mr. Weinbach's retirement would fully vest upon his retirement. Mr. Weinbach is also entitled to participate in all of the Company's then-current pension, 401(k), medical and health, life, accident, disability and other insurance programs, stock purchase and other plans and arrangements that are generally available to other Company executives. If the Company terminates Mr. Weinbach's employment without cause, then he is entitled to receive his base salary for 18 months and continue to vest in his restricted stock awards and stock options. If Mr. Weinbach's employment is terminated following a "change in control" (as defined below) of the Company, he will receive a termination payment equal to a percentage, ranging from 300% if such termination occurs within two years after such change in control to 100% if it occurs after the third year, of his annual base salary and his "current total annual compensation" (as defined below). In addition, all of his stock options will become fully vested and all of his restricted stock having restrictions lapsing within three years after such termination shall have such restrictions automatically removed. In the event Mr. Weinbach elects to retire, the Company will provide Mr. Weinbach with office and secretarial support until his 72nd birthday, provided that such office will not be located in any Company facility; in addition, Mr. Weinbach will be allowed to keep his Company car and to use the Company's travel group's services to make personal travel arrangements using his own funds.

     Under the Supplemental Retirement Plan, if Mr. Weinbach's employment terminates for any reason other than cause (as defined in his employment agreement), he shall be deemed to have 17 years of credited service as of the date of his termination, his "final average annual pay," as calculated under the plan, shall be deemed to include the applicable compensation attributable to the periods covered by the termination payments made to him under his employment agreement and, if the Compensation Committee of the Board of Directors deems it to be in the Company's best interests that he retire prior to his 65th birthday, any early retirement benefit payment under the Supplemental Retirement Plan will not be actuarially reduced to reflect the payment of benefits before such date.

     The definition of a "change in control" in Mr. Weinbach's employment agreement is the same as the definition of a "change in control" under the CIC Plan except for the percentage in clause (i) of such CIC Plan definition which is 25% under Mr. Weinbach's employment agreement.

     Mr. Weinbach's "current total annual compensation" equals his highest rate of annual salary during the calendar year in which his employment terminates or the year immediately prior to the year of such termination plus his average annual bonus compensation earned in respect of the two most recent calendar years immediately preceding the calendar year in which his employment terminates. Mr. Weinbach's employment agreement provides that in the event any payment from the Company to him results in the imposition of an excise tax under section 4999 of the Code, he will receive an additional payment such that after the payment of all such excise taxes and any taxes on the additional payments he will be in the same after-tax position as if no excise tax had been imposed.

     Mr. Butler entered into an agreement with the Company that provides that if his employment is terminated following a "change in control" (as defined below) of the Company, he will receive a termination payment equal to a percentage, ranging from 200% if such termination occurs within two years of such change in control to 100% if it occurs after the third year, of his annual base salary and his average annual bonus for the prior two years. In addition, all of his stock options will become fully vested and all of his restricted stock having restrictions lapsing within three years after such termination shall have such restrictions automatically removed.

     The definition of a "change in control" in Mr. Butler's employment agreement, as modified by the CIC Plan, is the same as the definition of a "change in control" under Mr. Weinbach's employment agreement noted above.

     Mr. Butler's employment agreement provides that in the event any payment from the Company to him results in the imposition of an excise tax under section 4999 of the Code, he will receive an additional payment such that after the payment of all such excise taxes and any taxes on the additional payments he will be in the same after-tax position as if no excise tax had been imposed.

Certain Transactions

     Mr. Krueger, a director of the Company, is Vice Chairman of Lehman Brothers, which provided various investment banking and brokerage services to the Company in fiscal year 2005.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     The Compensation Committee of the Board of Directors is comprised of four independent directors: Messrs. Brenneman, Brun, Jones and Malek.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") administers the Company's executive compensation program. The Committee is responsible for setting, on an annual basis, on behalf of the Board of Directors, the base salaries and the total compensation levels of the Chairman and Chief Executive Officer, the President and Chief Operating Officer, the Group Presidents of the Employer Services and Brokerage Services business and the Presidents of the Dealer Services and Claims Services businesses, as well as the compensation strategy for other key executives of the Company. The Committee approves all stock option grants and grants of restricted stock to these and other key executives.

     The current members of the Committee are: Messrs. Brenneman, Brun, Jones and Malek. Each member of the Committee has been determined to be independent under the Categorical Standards of Director Independence adopted by the Board of Directors. In addition, each member of the Committee is a "Non-Employee Director" as defined in Rule 16b-3 of the U.S. Securities and Exchange Act of 1934 and an "outside director" as defined in the regulations under Section 162(m) of the Internal Revenue Code. None of the Committee members has ever been an employee of the Company or eligible to participate in any of the Company's compensation programs or plans for Company employees. The Committee acts under a written charter adopted by the Board of Directors, which may be viewed online on the Company's website at www.adp.com under "Governance" in the "About ADP" section. There were four meetings of the Committee in fiscal year 2005, all of which involved executive sessions with no Company executives present.

     The Committee is authorized to engage the services of outside advisors, experts and others to assist the Committee. For fiscal year 2005, the Committee evaluated several reports regarding prevailing competitive executive compensation practices prepared by an external compensation consultant, including the competitiveness of base pay, incentive bonus and long-term incentives. The Committee has been advised by the consultant that the Company's compensation programs for the Named Executive Officers are targeted to deliver a competitive total compensation package that ties pay to the overall performance of the Company.

     It is the policy of the Committee to maximize the tax deductibility of compensation payments to executive officers. Our stockholders have approved our incentive plans designed and administered to qualify compensation awarded thereunder as "performance-based," and therefore not subject to the deduction limits of 162(m) of the

Internal Revenue Code and the regulations thereunder. The Committee may, however, from time to time award compensation that is non-deductible under 162(m) when, in the exercise of the Committee's business judgment, such award would be in the best interest of the Company and its stockholders.

Compensation Policies

     The Committee believes that compensation paid to executive officers should be closely aligned with the performance of the Company on both a short-term and long-term basis, and that such compensation should assist the Company in attracting and retaining key executives critical to its long-term success. The Company's executive compensation policies for fiscal year 2005, which were reviewed by the Committee, were designed to emphasize market competitive compensation, with direct links to business objectives. Accordingly, the primary components of the compensation package for key executives for fiscal year 2005 were:

     o        base salary;
     o        bonus;
     o        restricted stock; and
     o        stock options.

     Total annual compensation consists of base salary, cash bonus, yearly vesting of restricted stock and projected value of stock options. The Company sets its total annual compensation target for its executives by evaluating the compensation arrangements of comparable sized companies, which the Committee defines as publicly traded companies with annual revenues between $3 and $12 billion, as surveyed by the compensation consultant. In addition to reviewing executive officers' compensation against the comparative group, the Committee also considers recommendations from the Chairman and CEO regarding total compensation for those executives reporting directly to him.

Base Salary and Bonus

     The base salaries for executives for fiscal year 2005 were determined based upon the job grade of the position, the salary range of the salary grade and the performance of the executive and are set forth in the "Salary" column of the Summary Compensation Table. To determine the appropriate salary grade for a position, the Company uses a market-pricing model that compares the Company's salary levels to the peer group of Company's discussed above. Increases in salary are based on the Committee's subjective evaluation of such factors as the individual's level of responsibility and performance. Merit increases normally take effect in April of each year.

     Key executives also earned cash bonuses in fiscal year 2005 based upon both individual and business annual accomplishments compared to pre-established goals. The amounts of such bonuses are set forth in the "Bonus" column of the Summary Compensation Table. Factors considered by the Committee in assessing individual performance included, but were not limited to:

     o Financial Results: earnings per share growth, revenue growth, achievement of a return on equity target, net operating income growth, achievement of sales targets and achievement of client retention targets.

     o    Strategic  Planning:  strategic planning and  implementation,  capital
          allocation,   technology  and  product  creation  and   implementation
          objectives.

     o Leadership and Effectiveness: management development and succession planning, personal leadership and the achievement of "Employer of Choice" objectives.

     The Committee considers all factors collectively in determining the executive officers' cash bonus. Each executive officer's primary areas of responsibility vary within the performance criteria and not every executive officer is allocated responsibility for each criteria. In addition, the weight of a particular factor may vary from year to year depending on the pre-established goals and objectives of the organization, thus ensuring the alignment of annual financial objectives with strategic leadership initiatives.

Long-Term Compensation-Restricted Stock and Stock Options

     The Committee believes that equity based compensation in the form of restricted stock and stock options is vital in linking management to stockholder interests and ensures that the Company's executive officers have a continuing stake in the long-term success of the Company.

     The Company from time to time grants restricted stock to executive officers and other key employees in recognition of their individual levels of relative responsibility and prospective contributions to the business. Company-imposed restrictions on transfer or pledge of the restricted stock generally lapse over a period of up to six years, and are subject to continued employment. The restricted stock plan is designed to encourage stock ownership, longevity and long-term performance. The Named Executive Officers were awarded the number of shares of restricted stock set forth in footnote 2 to the Summary Compensation Table.

     The Committee granted stock options to each executive officer during fiscal year 2005 under the Company's 2000 Stock Option Plan. Stock options are granted to executive officers and other key employees in amounts based upon their job grade and individual performance. Stock options are granted with an exercise price equal to the fair market value of the Company's common stock as of the date of grant, and have a term of up to ten years. Stock options provide incentive for the creation of stockholder value over the long-term, and also significantly aid in executive recruiting and retention. The Named Executive Officers were awarded the number of stock options shown in the table headed "Option Grants in 2005." The stock option grants vest ratably over a 5 year period, beginning on the second anniversary of the grant date, subject to continued employment.

Benefits

     Executives participate in the broad-based benefit plans offered generally to Company employees (broad-based retirement, 401(k), health insurance and other employee benefits) on the same terms as those offered to all other employees. The Company also provided certain supplemental benefits to key executives during fiscal year 2005 to ensure that it could compete effectively for executive talent. These supplemental benefits include supplemental retiree medical coverage and certain other additional retirement benefits described in the "Defined Benefit Plans" section of this Proxy Statement.

CEO Compensation

     The  Committee  meets  annually  in  executive   session  to  evaluate  the
performance of the Chief Executive Officer and to determine his compensation.

     Mr. Weinbach earned a base salary of $816,250 and a bonus of $990,000 during fiscal year 2005. Mr. Weinbach's compensation is based on the satisfaction of specific performance objectives and the terms of his employment agreement, including for fiscal year 2005, the Company's achievement of pre-determined earnings per share growth, net operating income growth and other financial metrics.

     The long-term incentives provided to the Chief Executive Officer are provided in the form of restricted stock and stock options. This ensures that the Chief Executive Officer and the Company's stockholders have a commonality of purpose in enhancing stockholder value. In fiscal year 2005, the Committee awarded Mr. Weinbach 170,000 options to purchase Common Stock of the Company. These options were awarded under the Company's 2000 Stock Option Plan and carry an exercise price of $39.03, which is equal to 100% of the fair market value of the Company's Common Stock on the date of grant. The options will expire in August of 2014 and become exercisable in increments of 20% beginning on the second anniversary of the grant date. Under the terms of Mr. Weinbach's employment agreement with the Company, all options to purchase Company common stock not yet vested at the time of his retirement would fully vest upon his retirement. During fiscal year 2005, Mr. Weinbach was also awarded 32,850 shares of restricted stock to further align his interests with the interests of the stockholders. This restricted stock award vests in 2007. Under the terms of Mr. Weinbach's employment agreement, in the event of Mr. Weinbach's retirement, he will continue to own his restricted stock, and the restrictions on such stock will continue to lapse in the same manner as would have occurred had he continued to be an employee of the Company.

     Mr. Weinbach's total compensation including the long-term component approximates the market median of chief executive officers at companies with annual revenues between $3 and $12 billion, as reported in surveys conducted by an external consultant.

                                                  Compensation Committee
                                                  of the Board of Directors

                                                  Gregory D. Brenneman, Chairman
                                                  Leslie A. Brun
                                                  John P. Jones
                                                  Frederic V. Malek

                                PERFORMANCE GRAPH

     The following graph compares the cumulative return on the Common Stock for the most recent five years with the cumulative total return on the S&P 500 Index and a Peer Group Index* comprised of industry participants over the same period, assuming an initial investment of $100 on June 30, 2000, with all dividends reinvested.


               AUTOMATIC DATA PROCESSING, INC.           S&P 500 INDEX             PEER GROUP

6/30/00        100.00                                    100.00                    100.00
6/30/01         93.43                                     85.21                    130.09
6/30/02         82.59                                     69.92                    108.83
6/30/03         65.10                                     70.11                    107.07
6/30/04         81.62                                     83.49                    122.36
6/30/05         82.95                                     88.74                    131.18


*The Peer Group Index is comprised of the following companies:


Ceridian Corp.                                     Fiserv, Inc.
Computer Sciences Corporation                      Paychex, Inc.
DST Systems, Inc.                                  SunGard Data Systems Inc.
Electronic Data Systems Corporation                Total System Services, Inc.
First Data Corporation

                             AUDIT COMMITTEE REPORT

     The Audit Committee (the "Committee") is comprised of the four independent members of the Board of Directors named below. Each member of the Audit Committee satisfies the independence requirements of the NYSE rules currently in effect. The Board of Directors has determined that Messrs. Brenneman, Cooperman and Hubbard are audit committee financial experts. The Committee acts under a written charter, which may be viewed online on the Company's website at www.adp.com under "Governance" in the "About ADP" section.

     The Committee oversees the financial management of the Company, the Company's independent auditors and financial reporting procedures of the Company on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the Company's audited financial statements with management, which has primary responsibility for the preparation of the financial statements. In performing its review, the Committee discussed the propriety of the application of accounting principles by the Company, the reasonableness of significant judgments and estimates used in the preparation of the financial statements, and the clarity of disclosures in the financial statements. Management represented to the Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles. The Committee also reviewed and discussed the Company's audited financial statements with Deloitte & Touche LLP, an independent registered public accounting firm, the Company's independent auditors for fiscal year 2005, which is responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles.

     During the course of fiscal year 2005, management completed the documentation, testing and evaluation of the Company's system of internal control over financial reporting in response to the requirements set forth in
Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and Deloitte & Touche LLP at each Audit Committee meeting. At the conclusion of the process, management provided the Audit Committee with, and the Audit Committee reviewed, a report on the effectiveness of the Company's internal control over financial reporting. The Audit Committee also reviewed the report of management contained in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2005 filed with the SEC, as well as Deloitte & Touche LLP's Report of Independent Registered Public Accounting Firm included in the Company's Annual Report related to its audit of (i) the consolidated financial statements and financial statement schedule, (ii) management's assessment of the effectiveness of the Company's internal control over financial reporting and
(iii) the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee the Company's efforts related to its internal control over financial reporting and management's preparations for the evaluation in fiscal 2006.

     The Committee has discussed with Deloitte & Touche LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended. Deloitte & Touche LLP has provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with Deloitte & Touche LLP the firm's independence, including the matters in those written disclosures. The Committee also considered whether Deloitte & Touche LLP's provision of non-audit services to the Company and its affiliates and the fees and costs billed and expected to be billed by Deloitte & Touche LLP for those services, is compatible with Deloitte & Touche LLP's independence. The Committee has discussed with the
Company's internal and independent auditors, with and without management present, their evaluations of the Company's internal accounting controls and the overall quality of the Company's financial reporting.

     In addition, the Committee discussed with management, and took into consideration when issuing this report, the Auditor Independence Policy, which prohibits the Company or any of its affiliates from entering into most non-audit related consulting arrangements with its independent auditors on a going-forward basis. The Auditor Independence Policy is discussed in further detail below under "Independent Registered Public Accounting Firms' Fees."

     Based on the considerations referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal year 2005. In addition, the Committee appointed Deloitte & Touche LLP as the independent auditors for the Company for fiscal year 2006.

                                                     Audit Committee
                                                     of the Board of Directors

                                                     Leon G. Cooperman, Chairman
                                                     Gregory D. Brenneman
                                                     R. Glenn Hubbard
                                                     Ann Dibble Jordan

              INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS' FEES

     In addition to retaining Deloitte & Touche LLP, an independent registered public accounting firm, to audit the consolidated financial statements for fiscal year 2005, Deloitte & Touche LLP were retained by the Audit Committee to provide various services in fiscal year 2005 and fiscal year 2004. The aggregate fees billed by Deloitte & Touche LLP in fiscal year 2005 and fiscal year 2004 for these various services were:

Type of Fees                     FY 2005                        FY 2004
--------------------------------------------------------------------------------
                                            ($ in thousands)
Audit Fees                        $6,277                         $4,605
Audit-Related Fees                 2,435                          3,560
Tax Fees                             960                          1,453
All Other Fees                         0                              0
                  --------------------------------------------------------------
 Total                            $9,672                         $9,618
                  ==============================================================

     In the above table, in accordance with SEC definitions, "audit fees" are fees the Company paid Deloitte & Touche LLP for professional services for the audit of the Company's consolidated financial statements included in the Company's Annual Report on Form 10-K and review of financial statements included in the Company's Quarterly Reports on Form 10-Q, services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagements or any other services performed by Deloitte & Touche LLP to comply with generally accepted auditing standards; for fiscal year 2005, "audit fees" also included the audit of management's assessment of internal control over financial reporting, as required by the Sarbanes-Oxley Act of 2002,
Section 404; "audit-related fees" are fees billed by Deloitte & Touche LLP for assurance and related services that are typically performed by the independent public accountant (e.g., due diligence services, employee benefit plan audits and internal control reviews); "tax fees" are fees for tax compliance, tax advice and tax planning; and "all other fees" are fees billed by Deloitte & Touche LLP to the Company for any services not included in the first three categories.

     The Board of Directors has adopted a policy (the "Auditor Independence Policy") that prohibits the Company's independent auditors from providing: (i) bookkeeping or other services related to the accounting records or financial statements of the Company; (ii) financial information systems design and implementation services; (iii) appraisal or valuation services, fairness opinions or contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions or human resources; (vii) broker or dealer, investment adviser or investment banking services; (viii) legal services and expert services unrelated to the audit; and (ix) any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible. The independent auditors are only permitted to provide services to the Company that have been pre-approved by the Audit Committee. All services provided to the Company by the independent auditors in fiscal year 2005 and fiscal year 2004 were pre-approved by the Audit Committee. The independent auditors may only perform non-prohibited non-audit services that have been specifically approved in advance by the Audit Committee, regardless of the dollar value of the services to be provided. In addition, before the Audit Committee will consider granting its approval, the Company's management must have determined that such specific non-prohibited non-audit services can be best performed by the independent auditors based on its in-depth knowledge of the Company's business, processes and policies. The Audit Committee, as part of its approval process, considers the potential impact of any proposed work on the independent auditors' independence.

                                   PROPOSAL 2

          APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     At the Annual Meeting of Stockholders, the stockholders will vote on the ratification of the appointment by the Audit Committee of Deloitte & Touche LLP, an independent registered public accounting firm, as the independent auditors to audit the accounts of the Company and its subsidiaries for the fiscal year that began on July 1, 2005. Deloitte & Touche LLP is a member of the SEC Practice Section of the American Institute of Certified Public Accountants. A representative of Deloitte & Touche LLP will be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement if he or she desires. He or she will be available to answer appropriate questions.

Stockholder Approval Required

     The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote thereon at the meeting of stockholders is required to ratify Deloitte & Touche LLP's appointment as the Company's independent auditors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                                  OTHER MATTERS

     So far as the Board of Directors is aware, only the aforementioned matters will be acted upon at the meeting. If any other matters properly come before the meeting, the accompanying proxy may be voted on such other matters in accordance with the best judgment of the person or persons voting said proxy.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     During the fiscal year ended June 30, 2005, the Company believes that all filing requirements under Section 16(a) of the Exchange Act applicable to its officers, directors and beneficial owners have been complied with, except that there was an inadvertent omission to report the sale of shares of Company Common Stock in fiscal year 2005 on a Form 4 on behalf of Mr. Sheldon, an executive officer, which was subsequently reported in a Form 4 filed on behalf of Mr. Sheldon in December 2004.

                              STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the 2006 Annual Meeting of Stockholders must be received by the Company for inclusion in the 2006 Proxy Statement no later than May 24, 2006.

     For any stockholder proposal that is not submitted for inclusion in the 2006 Proxy Statement (as described in the preceding paragraph) but is instead sought to be presented directly at the 2006 Annual Meeting of Stockholders, SEC rules permit management to vote proxies in its discretion if the Company (a) receives notice of the proposal before the close of business on August 8, 2006 and advises stockholders in next year's Proxy Statement about the nature of the matter and how management intends to vote on such matter, or (b) does not receive notice of the proposal prior to the close of business on August 8, 2006.

                                  ANNUAL REPORT

     The Company's Annual Report for the fiscal year ended June 30, 2005, which is not a part of the proxy soliciting material, is being mailed to the Company's stockholders together with this Proxy Statement.

          ACCESS TO PROXY MATERIALS, ANNUAL REPORT AND OTHER DOCUMENTS

     This Proxy Statement and the Company's Annual Report may be viewed online at www.adp.com under "Investor Information" in the "About ADP" section. Stockholders of record may elect to view future proxy statements and annual reports over the Internet rather than receiving paper copies in the mail and can thereby save the Company the cost of producing and mailing these documents. If you vote your shares over the Internet this year, you will be given the opportunity to choose electronic access at the time you vote. You can also choose electronic access by following the instructions that you will receive in connection with next year's Annual Meeting of Stockholders. Stockholders who choose electronic access will receive an e-mail next year containing the Internet address to use to access the proxy statement and annual report. Your choice will remain in effect until you cancel it. You do not have to elect Internet access each year.

     The Company has established Corporate Governance Principles, a Code of Business Conduct and Ethics, and a Code of Ethics for its Principal Executive Officer and Senior Financial Officers. In addition, each committee of the Company's Board of Directors-Audit, Compensation, Nominating/Corporate Governance and Executive-acts under a written charter. All of these documents may be viewed online on the Company's website at www.adp.com under "Governance" in the "About ADP" section, except for the Code of Business Conduct and Ethics and Code of Ethics for its Principal Executive Officer and Senior Financial Officers, which may be found under "Ethics" in the "About ADP" section. In addition, these documents are available in print to any stockholder who requests then by writing to Investor Relations at the Company's headquarters.

        IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

     In accordance with notices previously sent to stockholders, the Company is delivering one annual report and Proxy Statement in one envelope addressed to all stockholders who share a single address unless they have notified the Company that they wish to "opt out" of the program known as "householding." Householding is intended to reduce the Company's printing and postage costs.

     If you are a registered stockholder and you choose not to have the aforementioned disclosure documents sent to a single household address as described above, you must "opt-out" by writing to ADP Investor Communication Services, Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or by calling 1-800-542-1061 and we will cease householding all such disclosure documents within 30 days. If we do not receive instructions to remove your account(s) from this service, your account(s) will continue to be "householded" until we notify you otherwise.

     If you own Common Stock in nominee name (such as through a broker), information regarding householding of disclosure documents should have been forwarded to you by your broker.

                                  MISCELLANEOUS

     Stockholders who wish to communicate with the Board of Directors or the non-management directors, individually or as a group, may do so by sending a detailed letter to P.O. Box 34, Roseland, New Jersey 07068, leaving a message for a return call at 973-974-5770 or sending an email to adp_audit_committee@adp.com. Communications from stockholders will be relayed to the non-management director to which such communication is addressed, if applicable, or to the most appropriate committee chairperson, the Chairman of the Board or the full Board of Directors, unless, in any case, they are outside the scope of matters considered by the Board of Directors or duplicative of other communications previously forwarded to the Board of Directors. Communications to the Board of Directors, the non-management directors or to any individual director that relate to the Company's accounting, internal accounting controls or auditing matters are referred to the chairperson of the Audit Committee.

     It is the Company's policy that members of the Board of Directors attend the Annual Meetings of Stockholders. All of the current members of the Board of Directors that were elected at last year's meeting attended the Company's 2004 Annual Meeting of Stockholders.


                                               For the Board of Directors

                                                    James B. Benson
                                                       Secretary

Roseland, New Jersey
September 21, 2005

                                                                      APPENDIX A

                         AUTOMATIC DATA PROCESSING, INC.

                 CATEGORICAL STANDARDS OF DIRECTOR INDEPENDENCE

A director who meets all of the following categorical standards shall be presumed to be "independent":

     o During the past five years, the Company has not employed the director, and has not employed (except in a non-officer capacity) any of his or her immediate family members.

     o During any twelve-month period within the past five years, neither the director nor any of his or her immediate family members has received more than $60,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation (provided such compensation is not contingent in any way on continued service).

     o During the past five years, the director has not been employed (or affiliated with) the Company's present or former internal or external auditors, nor has any of his or her immediate family members been so employed or affiliated in a professional capacity.

     o During the past five years, neither the director, nor any of his or her immediate family members, has been employed by a company where an executive officer of the Company serves on such company's compensation (or equivalent) committee.

     o The director does not (directly or indirectly as a partner, shareholder or officer of another company) provide consulting, legal or financial advisory services to the Company or the Company's present or former auditors.

     o During the past five years, the director has not been an employee or executive officer, nor has any of his or her immediate family members been an executive officer, of a company that makes payments to, or receives payments from, the Company of property or services in an amount which, in any fiscal year of such company, exceeds, 1% of such company's consolidated gross revenues.

     o During the past five years, the director has not had a personal services contract with the Company, its chairman, chief executive officer or other executive officer, or any affiliate of the Company.

     o During the past five years, the director has not been an employee, officer or director of a foundation, university or other non-profit organization to which the Company gave directly, or indirectly through the provision of services, more than $100,000 per annum or 1% of the total annual donations received (whichever is less).

     o The director does not, either directly or indirectly as a partner, shareholder or officer of another company, own more than 5% of the Company's common stock.

                                                                      APPENDIX B

                         AUTOMATIC DATA PROCESSING, INC.

                             AUDIT COMMITTEE CHARTER

I.   Purpose

     The primary functions of the Audit Committee are to assist the Board of Directors in fulfilling its oversight responsibilities with respect to: (i) the Company's systems of internal controls regarding finance, accounting, legal compliance and ethical behavior; (ii) the Company's auditing, accounting and
financial   reporting  processes   generally;   (iii)  the  Company's  financial
statements and other financial information provided by the Company to its stockholders, the public and others; (iv) the Company's compliance with legal and regulatory requirements; and (v) the performance of the Company's Corporate Audit Department and independent auditors. Consistent with these functions, the Committee will encourage continuous improvement of, and foster adherence to, the Company's policies, procedures and practices at all levels.

     Although the Committee has the powers and responsibilities set forth in this Charter, the role of the Committee is oversight. The members of the Committee are not full-time employees of the Company and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity. Consequently, it is not the duty of the Committee to conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of Management and the independent auditors.

II.  Organization

     The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall satisfy the independence, financial literacy and experience requirements of Section 10A of the Securities Exchange Act of 1934, The New York Stock Exchange and any other regulatory requirements.

     Committee   members   shall  be   elected   by  the  Board  at  the  annual
organizational meeting of the Board of Directors on the recommendation of the Nominating/Corporate Governance Committee; members shall serve until their successors shall be duly elected and qualified. The Committee's chairperson shall be designated by the full Board or, if it does not do so, the Committee members shall elect a chairperson by vote of a majority of the full Committee.

     The Committee may form and delegate authority to subcommittees when appropriate.

III. Meetings

     The Audit Committee shall meet four times per year on a quarterly basis, or more frequently as circumstances require. The Committee shall require members of Management, the Corporate Audit Department, the independent auditors and others to attend meetings and to provide pertinent information, as necessary. As part of its job to foster open communications, the Committee shall meet in separate executive sessions during each of its four regularly scheduled meetings with Management, the head of the Corporate Audit Department and the Company's independent auditors to discuss any matters that the Committee (or any of these groups) believes should be discussed privately.

IV.  Responsibilities and Duties

     In recognition of the fact that the Company's independent auditors are ultimately accountable to the Audit Committee, the Committee shall have the sole authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditors or nominate the independent auditors for shareholder approval.

The Committee shall approve all audit engagement fees and terms and all non-audit engagements with the independent auditors. The Committee shall consult with Management but shall not delegate these responsibilities.

     To fulfill its responsibilities and duties, the Audit Committee shall:

With respect to the independent auditors:
----------------------------------------

1. Be directly responsible for the appointment, compensation and oversight of the work of the independent auditors (including resolution of disagreements between Management and the independent auditors regarding financial reporting) for the purpose of preparing its audit report or related work.

2. Have the sole authority to review in advance, and grant any appropriate pre-approvals of, (i) all auditing services to be provided by the independent auditors and (ii) all non-audit services to be provided by the independent auditors as permitted by Section 10A of the Securities Exchange Act of 1934, and in connection therewith to approve all fees and other terms of engagement. The Committee shall also review and approve disclosures required to be included in Securities and Exchange Commission periodic reports filed under Section 13(a) of the Securities Exchange Act of 1934 with respect to non-audit services.

3. Review the performance of the Company's independent auditors on at least an annual basis.

4. On an annual basis, review and discuss with the independent auditors all relationships the independent auditors have with the Company in order to evaluate the independent auditors' continued independence. The Committee:
     (i) shall ensure that the independent auditors submit to the Committee on an annual basis a written statement (consistent with Independent Standards Board Standards No. 1) delineating all relationships and services that may impact the objectivity and independence of the independent auditors; (ii) shall discuss with the independent auditors any disclosed relationship or services that may impact the objectivity and independence of the independent auditors; and (iii) shall satisfy itself as to the independent auditors' independence.

5. At least annually, obtain and review an annual report from the independent auditors describing (i) the independent auditors' internal quality control procedures and (ii) any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues.

6. Confirm that the lead audit partner, or the lead audit partner responsible for reviewing the audit, for the Company's independent auditors has not performed audit services for the Company for each of the five previous fiscal years.

7. Review all reports required to be submitted by the independent auditors to the Committee under Section 10A of the Securities Exchange Act of 1934.

8. Review, based upon the recommendation of the independent auditors and the Corporate Audit Department, the scope and plan of the work to be done by the independent auditors for each fiscal year.

With respect to financial statements:
------------------------------------

9. Review and discuss with Management, the Corporate Audit Department and the independent auditors the Company's quarterly financial statements (including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the independent auditors' review of the quarterly financial statements) prior to submission to stockholders, any governmental body, any stock exchange or the public.

10. Review and discuss with Management, the Corporate Audit Department and the independent auditors the Company's annual audited financial statements (including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations").

11. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit.

12. Recommend to the Board of Directors, if appropriate, that the Company's annual audited financial statements be included in the Company's annual report on Form 10-K for filing with the Securities and Exchange Commission.

13. Prepare the report required by the Securities and Exchange Commission to be included in the Company's annual proxy statement and any other Committee reports required by applicable securities laws or stock exchange listing requirements or rules.

Periodic and Annual Reviews:
---------------------------

14. Periodically review separately with each of Management, the independent auditors and the Corporate Audit Department (i) any significant disagreement between Management and the independent auditors or the Corporate Audit Department in connection with the preparation of the financial statements, (ii) any difficulties encountered during the course of the audit (including any restrictions on the scope of work or access to required information), and (iii) Management's response to each.

15. Periodically discuss with the independent auditors, without Management being present, (i) their judgments about the quality, appropriateness, and acceptability of the Company's accounting principles and financial disclosure practices, as applied in its financial reporting, and (ii) the completeness and accuracy of the Company's financial statements.

16. Consider and approve, if appropriate, significant changes to the Company's accounting principles and financial disclosure practices as suggested by the independent auditors, Management or the Corporate Audit Department. Review with the independent auditors, Management and the Corporate Audit Department, at appropriate intervals, the extent to which any changes or improvements in accounting or financial practices, as approved by the Committee, have been implemented.

17. Review with Management, the independent auditors, the Corporate Audit Department and the Company's counsel, as appropriate, any legal, regulatory or compliance matters that could have a significant impact on the Company's financial statements, including significant changes in accounting standards or rules as promulgated by the Financial Accounting Standards Board, the Securities and Exchange Commission or other regulatory authorities with relevant jurisdiction.

18. Obtain and review an annual report from Management relating to the accounting principles used in preparation of the Company's financial statements (including those policies for which Management is required to exercise discretion or judgments regarding the implementation thereof).

Discussions with Management:
---------------------------

19. Review and discuss with Management the Company's earnings press releases (including the use of "pro forma" or "adjusted" non-GAAP information) as well as financial information and earnings guidance provided to analysts and rating agencies.

20. Review and discuss with Management all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that may have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves or significant components of revenues or expenses.

21. Inquire about the application of the Company's accounting policies and its consistency from period to period, and the compatibility of these accounting policies with generally accepted accounting principles, and (where appropriate) the Company's provisions for future occurrences which may have a material impact on the financial statements of the Company.

22. Review and discuss with Management (i) the Company's major financial risk exposures and the steps Management has taken to monitor and control such exposures (including Management's risk assessment and risk management policies), and (ii) the program that Management has established to monitor compliance with its code of business ethics and conduct for directors, officers and employees.

23. Review and discuss with Management all disclosures made by the Company concerning any material changes in the financial condition or operations of the Company.

24. Obtain explanations from Management for unusual variances in the Company's annual financial statements from year to year, and review annually the independent auditors' letter of the recommendations to Management and Management's response.

With respect to the internal audit function and internal controls:
-----------------------------------------------------------------

25. Review, based upon the recommendation of the independent auditors and the head of the Corporate Audit Department, the scope and plan of the work to be done by the Corporate Audit Department.

26. Review and approve the appointment and replacement of the head of the Corporate Audit Department, and review on an annual basis the performance of the Corporate Audit Department.

27. In consultation with the independent auditors and the Corporate Audit Department, (a) review the adequacy of the Company's internal control structure and system, and the procedures designed to insure compliance with laws and regulations, and (b) discuss the responsibilities, budget and staffing needs of the Corporate Audit Department.

28. Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Other:
-----

29.  Review and approve all related-party transactions.

30. Review and approve (i) any change or waiver in the Company's code of business conduct and ethics for directors or executive officers, and (ii) any disclosure made on Form 8-K regarding such change or waiver.

31. Establish the policy for the Company's hiring of employees or former employees of the independent auditors who were engaged on the Company's account.

32. Review any Management decision to seek a second opinion from independent auditors other than the Company's regular independent auditors with respect to any significant accounting issue.

33. Review with Management and the independent auditors the sufficiency and quality of the Corporate Audit Department staff and other financial and accounting personnel of the Company.

34. Review and reassess the adequacy of this Charter annually and recommend to the Board any changes the Committee deems appropriate.

35.  The Committee shall conduct an annual performance evaluation of itself.

36. Perform any other activities consistent with this Charter, the Company's By-laws and governing law as the Committee or the Board deems necessary or appropriate.

37.  This  Charter  will  be  made   available  on  the  Company's   website  at
     www.adp.com.

V.   Resources

     The Audit Committee shall have the authority to retain independent legal, accounting and other consultants to advise the Committee. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     The Committee shall determine the extent of funding necessary for payment of compensation to the independent auditors for purpose of rendering or issuing the annual audit report and to any independent legal, accounting and other consultants retained to advise the Committee.

Dear Stockholder:

     You are cordially invited to join us at the 2005 Annual Meeting of Stockholders of Automatic Data Processing, Inc. This year's meeting will be held at the corporate offices of the Company at One ADP Boulevard, Roseland, New Jersey, on Tuesday, November 8, 2005, starting at 10:00 a.m. I hope you will be able to attend. At the meeting we will (i) elect directors, (ii) vote on the appointment of Deloitte & Touche LLP as the Company's independent certified public accountants.

     It is important that your shares be voted, whether or not you plan to be present at the meeting. You should specify your choices by marking the appropriate boxes on the proxy form on the reverse side, and date, sign and return your proxy form in the enclosed, postage-paid return envelope as promptly as possible. Alternatively, you may vote by phone or the Internet, as described on the reverse side. If you date, sign and return your proxy form without specifying your choices, these shares will be voted in accordance with the recommendation of your directors.

     Please retain and present this top portion of the proxy card as your admission ticket together with a valid picture identification to gain admittance to the meeting. This ticket will admit only the stockholder listed on the reverse side and is not transferable. If these shares are in the name of your broker or bank or you received your proxy materials electronically, you will need to bring evidence of your stock ownership, such as your most recent brokerage account statement.

     As in the past years, we will discuss the business of the Company and its subsidiaries during the meeting. I welcome your comments and suggestions, and we will provide time during the meeting for questions from stockholders. I am looking forward to seeing you at the meeting.


                                       Sincerely,


                                       /s/ Arthur F. Weinbach
                                       ----------------------
                                           Arthur F. Weinbach
                                           Chairman and Chief Executive Officer

--------------------------------------------------------------------------------

                                     [ADP logo]

                                       Proxy

             This proxy is solicited on behalf of the Board of Directors

Properly executed proxies received by the day before the cut-off date or the meeting date will be voted as marked and, if not marked, will be voted FOR the election of the nominees listed in the accompanying Proxy Statement and FOR proposal (2) on the reverse side.

The undersigned hereby appoints Arthur F. Weinbach and Gary C. Butler, and each of them, attorneys and proxies with full power of substitution, in the name, place and stead of the undersigned, to vote as proxy at the 2005 Annual Meeting of Stockholders of Automatic Data Processing, Inc. to be held at the corporate offices of the Company, ONE ADP BOULEVARD, ROSELAND, NEW JERSEY, on Tuesday, November 8, 2005 at 10:00 a.m., or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to cast if personally present.

If shares of Automatic Data Processing, Inc. Common Stock are issued to or held for the account of the undersigned under employee plans and voting rights attach to such shares (any of such plans, a "Voting Plan"), then the undersigned hereby directs the respective fiduciary of each applicable Voting Plan to vote all shares of Automatic Data Processing, Inc. Common Stock in the undersigned's name and/or account under such Voting Plan in accordance with the instructions given herein, at the Annual Meeting and at any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side.

Either of said attorneys and proxies or substitutes, who shall be present at such meeting or at any adjournment or adjournments thereof, shall have all the powers granted to such attorneys and proxies.

Please date, sign and mail the proxy promptly in the self-addressed return envelope which requires no postage if mailed in the United States. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, both owners should sign.
Alternatively, you may vote by phone or the Internet, as described in the instructions on the reverse side.

[ADP logo]                            VOTE BY INTERNET - www.proxyvote.com
                                      Use the Internet to transmit your voting
AUTOMATIC DATA PROCESSING, INC.       instructions and for electronic delivery
PROXY SERVICES                        of information up until 11:59 P.M. Eastern
P.O. BOX 9162                         Time the day before the cut-off date or
FARMINGDALE, NY  11735                meeting date. Have your proxy card in hand
                                      when you access the web site and follow
                                      the instructions to obtain your records
                                      and to create an electronic voting
                                      instruction form.

                                      VOTE BY PHONE - 1-800-690-6903
                                      Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

ADMISSION TICKET                      VOTE BY MAIL
----------------                      Mark, sign, and date your proxy card and
Please retain and present this top    return it in the postage-paid envelope we
portion of the proxy card as your     have provided or return it to Automatic
admission ticket together with a      Data Processing, Inc. c/o ADP, 51 Mercedes
valid picture identification to       Way, Edgewood, NY 11717. All proxy cards
gain admittance to the Annual         must be received by the day before the
Meeting.                              cut-off date or the meeting date.

--------------------------------------------------------------------------------
             THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AUTOMATIC DATA PROCESSING, INC.

 The Board of Directors recommends a vote
 FOR the proposals regarding:


 (1) Election of Directors
     Nominees:                                          For  Withhold  For All  To withhold authority to vote, mark
     01) Gregory D. Brenneman    07) Ann Dibble Jordan  All    All     Except   "For All Except" and write the
     02) Leslie A. Brun          08) Harvey M. Krueger                          nominee's number on the line below.
     03) Gary C. Butler          09) Frederic V. Malek
     04) Leon G. Cooperman       10) Henry Taub         [ ]    [ ]       [ ]    -----------------------------------
     05) R. Glenn Hubbard        11) Arthur F. Weinbach
     06) John P. Jones

To vote against all nominees, mark "Withhold All" above.  To vote against an individual nominee, mark "For All Except"
and write the nominee's number on the line above.



                                                                                For       Against     Abstain

 (2) Appointment of Deloitte & Touche LLP                                       [ ]         [ ]         [ ]


The proxies will vote in their discretion upon any and all other matters which may properly come before the meeting or any adjournment thereof.

Please sign below exactly as the name(s) appear on your stock certificate (as indicated hereon). If the shares are issued in the names of two or more persons, all such persons must sign the proxy.

HOUSEHOLDING ELECTION - Please indicate if you consent to
receive certain future investor communications in a single        Yes      No
package per household                                             [ ]      [ ]

----------------------------------  -------     -----------------------   ------
Signature [PLEASE SIGN WITHIN BOX]  Date        Signature (Joint Owners)  Date